Exhibit 4

ASSIGNMENT AND CONTRIBUTION AGREEMENT

This Assignment and Contribution Agreement (the “Agreement”), dated as of June 25, 2012 (the “Agreement”), is entered into by and among GIP II Eagle 1 Holding, L.P., a Delaware limited partnership (“GIP E1”), GIP II Eagle 2 Holding, L.P., a Delaware limited partnership (“GIP E2”), GIP II Eagle 3 Holding, L.P., a Delaware limited partnership (“GIP E3” and together with GIP II E1 and GIP II E2, the “First PSA Parties”), GIP II Eagle 4 Holding, L.P., a Delaware limited partnership (“GIP E4” and together with the First PSA Parties, the “Eagle Holdings”) and GIP II Eagle Holdings Partnership, L.P., a Delaware limited partnership (“Eagle Holdings” and together with the Eagle Parties, the “Parties”). Capitalized terms used but not defined here shall have the meanings ascribed to such terms in the First Purchase Agreement (defined below) or the Second Purchase Agreement (defined below), as applicable.

RECITALS

WHEREAS, the First PSA Parties are party to that certain Purchase and Sale Agreement, dated as of June 7, 2012 (the “First Purchase Agreement”), by and among the First PSA Parties and Chesapeake Midstream Holdings, L.L.C. (“Seller”) pursuant to which the First PSA Parties have acquired (i) 28,099,946 Subordinated Units of Chesapeake Midstream Partners, L.P. (the “Partnership”) and (ii) 500 units of Chesapeake Midstream Ventures, L.L.C (the foregoing clauses (i) and (ii) collectively, the “First PSA Purchased Interests”);

WHEREAS, GIP E4 is party to that certain Purchase Agreement, dated as of June 7, 2012 (the “Second Purchase Agreement”), by and between GIP E4 and Seller pursuant to which GIP E4 has agreed to acquire, on the terms and conditions set forth therein, (i) 33,704,666 Common Units (as defined in the Second Purchase Agreement) of the Partnership and (ii) 6,438,115 Subordinated Units (as defined in the Second Purchase Agreement) (the foregoing clauses (i) and (ii) collectively, the “Second PSA Purchased Interests”);

WHEREAS, effective as of the date hereof, the First PSA Parties desire to contribute to Eagle Holdings the First PSA Purchased Interests;

WHEREAS, effective as of the date hereof and pursuant to Section 12.04 of the First Purchase Agreement, the First PSA Parties desire to assign, and Eagle Holdings wishes to assume, any and all of First PSA Parties’ rights and obligations under, in and to the First Purchase Agreement and such assignment is permitted by the terms and conditions set forth in the First Purchase Agreement; and

WHEREAS, effective as of the date hereof and pursuant to Section 12.04 of the Second Purchase Agreement, GIP E4 desires to assign, and Eagle Holdings wishes to assume, any and all of GIP E4’s rights and obligations under, in and to the Second Purchase Agreement, and such assignment is permitted by the terms and conditions set forth in the Second Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Contribution of the First PSA Purchased Interests. Effective as of the date hereof, the First PSA Parties hereby contribute, assign, convey, transfer and deliver to Eagle Holdings, and Eagle Holdings hereby accepts from the First PSA Parties, free and clear of all liens and encumbrances, all of First PSA Parties’ obligations, rights, titles and interests in and to the First PSA Purchased Interests, to have and to hold the First PSA Purchased Interests unto Eagle Holdings, for its own use and benefit, forever.

2. Assignment of the First Purchase Agreement. Effective as of the date hereof, pursuant to Section 12.04 of the First Purchase Agreement, the First PSA Parties hereby assign to Eagle Holdings, and Eagle Holdings agrees to assume, any and all of the First PSA Parties’ obligations, rights, titles and interests in, under and to the First Purchase Agreement.

3. Assignment of the Second Purchase Agreement. Effective as of the date hereof, pursuant to Section 12.04 of the Second Purchase Agreement, GIP E4 hereby assigns to Eagle Holdings, and Eagle Holdings agrees to assume, any and all of GIP E4’s obligations, rights, titles and interests in, under and to the Second Purchase Agreement.

4. Issuance of Eagle Holding LP Interests. In exchange for and effective upon the contribution and assignments above, Eagle Holdings hereby issues, assigns, conveys, transfers and delivers to each of the Eagle Parties, and each of the Eagle Parties hereby accepts from Eagle Holdings, free and clear of all liens and encumbrances, the respective limited partnership interests in Eagle Holdings reflected as held by such Eagle Party in the organizational documents and books and records of Eagle Holdings on the date hereof, as previously approved by each Eagle Party.

5. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all of such counterparts will constitute for all purposes one agreement. To the fullest extent permitted by law, any signature to this Agreement delivered by a party by facsimile or electronic transmission will be deemed an original signature to this Agreement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement effective as of the date first written above.

GIP II EAGLE 1 HOLDING, L.P.

By: GIP II EAGLE 1 HOLDING GP, LLC, its general partner

By:
Name:
Title:

GIP II EAGLE 2 HOLDING, L.P.

By: GIP II EAGLE 2 HOLDING GP, LLC, its general partner

By:
Name:
Title:

GIP II EAGLE 3 HOLDING, L.P.

By: GIP II EAGLE 3 HOLDING GP, LLC, its general partner

By:
Name:
Title:

GIP II EAGLE 4 HOLDING, L.P.

By: GIP II EAGLE 4 HOLDING GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Assignment and Contribution Agreement

GIP II EAGLE HOLDINGS PARTNERSHIP, L.P.

By: GIP II EAGLE ACQUISITION HOLDINGS GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Assignment and Contribution Agreement